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                                                                       EXHIBIT L

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                                RIGHTS AGREEMENT

                                     BETWEEN

                        LUND INTERNATIONAL HOLDINGS, INC.

                                       AND

                   THE PARTICIPATING STOCKHOLDERS PARTY HERETO






                                December 22, 1998




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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I
         DEMAND REGISTRATIONS.................................................2
                  1.1        REQUESTS FOR REGISTRATION........................2
                  1.2        LONG-FORM REGISTRATIONS..........................3
                  1.3        SHORT-FORM REGISTRATIONS.........................4
                  1.4        EFFECTIVE REGISTRATION STATEMENT.................4
                  1.5        PRIORITY ON DEMAND REGISTRATIONS.................5
                  1.6        SELECTION OF UNDERWRITERS........................6
                  1.7        OTHER REGISTRATION RIGHTS........................6
                  1.8        BLACK-OUT RIGHTS AND POSTPONEMENT................6

ARTICLE II
         PIGGYBACK REGISTRATIONS..............................................7
                  2.1        RIGHT TO PIGGYBACK...............................7
                  2.2        PIGGYBACK EXPENSES...............................7
                  2.3        PRIORITY ON PRIMARY REGISTRATIONS................7
                  2.4        PRIORITY ON SECONDARY REGISTRATIONS..............8

ARTICLE III
         HOLDBACK AGREEMENTS..................................................8
                  3.1        HOLDER'S HOLDBACK OBLIGATIONS....................8
                  3.2        COMPANY'S HOLDBACK OBLIGATIONS...................8

ARTICLE IV
         REGISTRATION PROCEDURES..............................................9

ARTICLE V
         REGISTRATION EXPENSES...............................................13
                  5.1        FEES AND EXPENSES GENERALLY.....................13
                  5.2        COUNSEL FEES....................................14

ARTICLE VI
         UNDERWRITTEN OFFERINGS..............................................14
                  6.1        DEMAND UNDERWRITTEN OFFERINGS...................14
                  6.2        INCIDENTAL UNDERWRITTEN OFFERINGS...............14



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                                                                            Page

ARTICLE VII
         INDEMNIFICATION.....................................................15
                  7.1        INDEMNIFICATION BY THE COMPANY..................15
                  7.2        INDEMNIFICATION BY A SELLING SHAREHOLDER........16
                  7.3        INDEMNIFICATION PROCEDURE.  ....................17
                  7.4        UNDERWRITING AGREEMENT..........................18
                  7.5        CONTRIBUTION.  .................................18
                  7.6        PERIODIC PAYMENTS...............................19

ARTICLE VIII
         RULE 144............................................................20

ARTICLE IX
         PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.........................20

ARTICLE X
         TRANSFER RESTRICTIONS; RIGHTS OF
         INCLUSION; DUTY OF FIRST OFFER......................................21
                  10.1       TRANSFER RESTRICTIONS...........................21
                  10.2       RIGHTS OF INCLUSION.............................22

ARTICLE XI
         DEFINITIONS.........................................................25
                  11.1       TERMS...........................................25
                  11.2       OTHER DEFINED TERMS.............................30
                  11.3       DEFINED TERMS IN CORRESPONDING SECTIONS.........30

ARTICLE XII
         MISCELLANEOUS.......................................................31
                  12.1       NO INCONSISTENT AGREEMENTS......................31
                  12.2       SPECIFIC PERFORMANCE............................31
                  12.3       AMENDMENTS AND WAIVERS..........................31
                  12.4       SUCCESSORS AND ASSIGNS..........................32
                  12.5       NOTICES.........................................32
                  12.6       HEADINGS, CERTAIN CONVENTIONS...................33
                  12.7       GENDER..........................................33
                  12.8       INVALID PROVISIONS..............................34
                  12.9       GOVERNING LAW...................................34
                  12.10      CONSENT TO JURISDICTION AND SERVICE OF PROCESS..34


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                                                                            Page


                  12.11      WAIVER OF JURY TRIAL............................34
                  12.12      COUNTERPARTS....................................35


SCHEDULE I        Addresses for Notices to Participating Stockholders

EXHIBIT A-1       Form of Joinder Agreement For Permitted Transferees

EXHIBIT A-2       Form of Joinder Agreement For Additional
                  Stockholders



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                  RIGHTS AGREEMENT dated as of December 22, 1998, by and among
Lund International Holdings, Inc., a Delaware corporation (the "Company"), LIH Holdings, LLC, a Delaware limited liability company ("LIH Holdings I"), LIH Holdings II, LLC, a Delaware limited liability company ("LIH Holdings II"), LIH Holdings III, LLC, a Delaware limited liability company ("LIH Holdings III"; LIH Holdings I, LIH Holdings II and LIH Holdings III being hereinafter collectively referred to as the "LIH Entities"), BancBoston Capital Inc., a Massachusetts corporation ("BancBoston"), Liberty Mutual Insurance Company, a Massachusetts corporation ("Liberty Mutual"), Massachusetts Mutual Life Insurance Company, a Massachusetts corporation ("MMLIC"), MassMutual Corporate Value Partners Limited, a company organized under the laws of the Cayman Islands ("MMCVP"), MassMutual Corporate Investors, a Massachusetts business trust ("MMCI"), MassMutual Participation Investors, a Massachusetts business trust ("MMPI"; MMLIC, MMCVP, MMCI and MMPI being hereinafter collectively referred to as the "MassMutual Entities"), and National City Venture Corporation, a Delaware corporation ("NCVC"; NCVC and the MassMutual Entities being hereinafter collectively referred to as the "Mezzanine Entities"). Capitalized terms are used as defined in Article XI hereto.



                                    RECITALS

                  WHEREAS, on the date hereof, LIH Holdings I is the owner of 1,686,893 shares of Common Stock, and LIH Holdings II is the owner of 874,400 shares of Common Stock and 1,493,398 shares of the Class B-1 Common Stock, par value $0.01 per share (the "Class B-1 Common Stock"), of the Company;

                  WHEREAS, in connection with the Company's acquisition on the date hereof of all the outstanding capital stock of Auto Ventshade Corporation, the Company, LIH Holdings III, BancBoston, Liberty Mutual and the MassMutual Entities have entered into that certain Investment Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "AVS Investment Agreement") dated as of December 22, 1998, whereby the Company desires to sell and LIH Holdings III, BancBoston, Liberty Mutual and the MassMutual Entities desire to purchase, in the aggregate, 1,047,412 shares of Common Stock and 252,401.8 shares of the Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company, all for an aggregate purchase price equal to $25,000,000;

                  WHEREAS, in connection with the proposed acquisition by the Company of all the outstanding capital stock of Smitty Bilt, Inc., the Company, LIH Holdings III, BancBoston, Liberty Mutual and the MassMutual Entities have entered into that certain Investment Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "SB Investment Agreement"; the AVS Investment Agreement and the SB Investment Agreement being hereinafter collectively referred to as the "Investment Agreements") dated as of December 22, 1998, whereby the Company desires to sell and LIH Holdings III, BancBoston, Liberty Mutual and the MassMutual

Entities desire to purchase, in the aggregate, 316,056 shares of Common Stock and 39,822.9 shares of Series B Preferred Stock, all for an aggregate purchase price equal to $5,000,000;

                  WHEREAS, the Company, certain of its subsidiaries and each of the Mezzanine Entities, in connection with the issuance to the Mezzanine Entities of subordinated notes in an aggregate principal amount equal to $25,000,000, are entering into those certain Securities Purchase Agreements (as each may be amended, supplemented or otherwise modified from time to time, collectively, the "Securities Purchase Agreements") dated December 23, 1998, whereby, among other things, the Company desires to sell and the Mezzanine Entities desire to purchase, in the aggregate, Warrants (including any securities (other than any shares of Common Stock or Series B Preferred Stock) issued in exchange therefor or replacement thereof, in each case as the same may be amended, supplemented or otherwise modified from time to time, the "Warrants") to purchase up to either 70,484 shares of Series B Preferred Stock or 704,839 shares of Common Stock;

                  WHEREAS, each of the LIH Entities, BancBoston, Liberty Mutual, the Mezzanine Entities and the Company desires to enter into this Agreement to provide for, among other things, registration rights with respect to the Common Stock and to impose restrictions on, and conditions to, certain transfers of equity securities of the Company;

                  WHEREAS, each Investment Agreement, among other things, provides that the execution and delivery of an agreement in substantially the form hereof is a condition to the consummation of the other transactions contemplated by such Investment Agreement; and

                  WHEREAS, each Securities Purchase Agreement, among other things, provides that the execution and delivery of an agreement in substantially the form hereof is a condition to the consummation of the other transactions contemplated by such Securities Purchase Agreement.

                  NOW THEREFORE, in connection with the Investment Agreements and the Securities Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                              DEMAND REGISTRATIONS


                  1.1 REQUESTS FOR REGISTRATION. (a) Subject to Sections 1.2,
1.3 and 1.8, at any time after September 9, 2000, any or all of the Required LIH Stockholders, the Required BancBoston Stockholders, the Required Liberty Mutual Stockholders and the Required Mezzanine Stockholders may request in writing registration under the Securities Act of all or part of their Registrable Securities (i) on Form S-1 or Form S-2 or any similar or successor long-form registration statement (any such registration, a "Long-Form Registration") or
(ii) on Form S-3 or any similar or successor short-form registration statement (any such registration, a "Short-Form Registration") if the


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Company qualifies to use such short form. Within 10 days after its receipt of any such request, the Company will give written notice of such request to all other Participating Stockholders. Thereafter, the Company will use all reasonable efforts to effect the registration under the Securities Act on the form requested by the Requesting Investors, and to include in such registration,
(i) all Registrable Securities which the Requesting Investors have so requested to be included therein, and (ii) all other Registrable Securities with respect to which the Company has received written requests for inclusion therein by the Participating Stockholders within 30 days after their receipt of the Company's notice, subject in each case to the provisions of Section 1.5. Each Long-Form Registration or Short-Form Registration requested in accordance with this
Section 1.1 is referred to herein as a "Demand Registration."

                  (b) The Requesting Investors which request a Demand Registration pursuant to this Section 1.1 may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing written notice to the Company; provided, however, that notwithstanding such revocation, such Demand Registration shall be deemed a request for purposes of Section 1.2 unless, after consultation with the Company and any proposed underwriter, the Requesting Investors in good faith determine that more than 25% of the amount of Registrable Securities which they have requested to be registered (before giving effect to any cutback pursuant to Section 1.5) would not be sold pursuant to such Demand Registration within a reasonable amount of time or at a price reasonably acceptable to such Requesting Investors.

                  (c) Any request for a Demand Registration pursuant to Section
1.1 shall specify the number of Registrable Securities proposed to be sold by the Requesting Investors and the intended method of disposition thereof.


                  1.2 LONG-FORM REGISTRATIONS. (a) The Required LIH Stockholders will be entitled to request pursuant to Section 1.1 one Long-Form Registration,
(b) the Required BancBoston Stockholders will be entitled to request pursuant to
Section 1.1 one Long-Form Registration, (c) the Required Liberty Mutual Stockholders will be entitled to request pursuant to Section 1.1 one Long- Form Registration, and (d) the Required Mezzanine Stockholders will be entitled to request pursuant to Section 1.1 up to two Long-Form Registrations; provided, however, that no such request for a Long-Form Registration shall be made unless such request is for the registration of at least 450,000 shares of Common Stock (which number of shares shall be appropriately adjusted for any stock dividend, stock split, combination of shares or other similar event that occurs after the date hereof). The Company will pay all Registration Expenses in connection with any such Long-Form Registration; provided, however, that in the case of any Long-Form Registration as to which LIH Stockholders comprise the Requesting Investors, such LIH Stockholders will pay for any special audits required to be undertaken by the Company in connection therewith. All Long-Form Registrations (unless otherwise requested by the Requisite Registration Participants) shall be underwritten registrations.




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                  1.3 SHORT-FORM REGISTRATIONS. In addition to the Long-Form
Registrations contemplated by Section 1.2, the Required LIH Stockholders, the Required BancBoston Stockholders, the Required Liberty Mutual Stockholders, and the Required Mezzanine Stockholders will each be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses; provided, however, that (a) in the case of any Short-Form Registration as to which LIH Stockholders comprise the Requesting Investors, such LIH Stockholders will pay for any special audits required to be undertaken by the Company in connection therewith, (b) no such request for a Short-Form Registration shall be made unless such request is for the registration of at least 200,000 shares of Common Stock (which number of shares shall be appropriately adjusted for any stock dividend, stock split, combination of shares or other similar event that occurs after the date hereof) and (c) in any 12-month period, the Company shall not be obligated to effect more than two Short-Form Registrations pursuant to this Agreement.


                  1.4 EFFECTIVE REGISTRATION STATEMENT. No Demand Registration shall be deemed to have been requested or effected for purposes of Section 1.1(a) or 1.2:

                           (i) unless a registration statement with respect
                  thereto has been declared effective by the Commission (other than in connection with a revocation notice delivered pursuant to Section 1.1(b)) and the Company has complied in all material respects with all obligations required to be performed by it on or prior to the date of such declaration in connection with such Demand Registration;

                           (ii) if after such registration statement has become
                  effective, any stop order, injunction or other order or requirement of the Commission or any other Governmental or Regulatory Authority affecting any of the Registrable Securities covered by such registration statement, is for any reason threatened in writing or issued by the Commission or such other Governmental or Regulatory Authority and, as a result thereof, none of the Registrable Securities covered thereby have been sold;

                           (iii) if the conditions to closing specified in the
                  purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied by reason of a failure by or inability of the Company to satisfy any of such conditions to closing;

                           (iv) if the Company declines to effect such Demand
                  Registration pursuant to Section 1.8(a) or delivers a Black-Out Notice with respect to such Demand Registration;

                           (v) if the Requesting Investors have made the
                  determination contemplated by the proviso to Section 1.1(b) with respect to such Demand Registration and have notified the Company of such determination in accordance with Section 1.1(b);



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                           (vi) if the Requesting Investors are not able to
                  register and sell at least 75% of the amount of Registrable Securities which they requested (before giving effect to any cutback effected pursuant to Section 1.5) to be included in such registration; or

                           (vii) if the registration statement with respect to
                  such Demand Registration does not remain effective for a period of at least 180 days beyond the effective date thereof or, in the case of any Demand Registration that constitutes an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the holders of the Registrable Securities included in such Demand Registration, in each case unless all of the Registrable Securities included in such Demand Registration have been sold to the public prior thereto in accordance with the plan of distribution specified in such registration statement.

                  If a Demand Registration requested pursuant to this Article I is deemed not to have been requested or effected as provided in this Section 1.4, then the Company shall continue to be obligated to effect the number of Demand Registrations set forth in Section 1.2 without giving effect to such requested Demand Registration and will pay all Registration Expenses in connection with such Demand Registration.


                  1.5 PRIORITY ON DEMAND REGISTRATIONS. The Company will not include in any Demand Registration any securities which are not Registrable Securities of the Participating Stockholders without the written consent of the Requisite Registration Participants. If the Requesting Investors and other holders of Registrable Securities request Registrable Securities to be included in a Demand Registration which is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range acceptable to the Requisite Requesting Investors, the Company will include any securities to be sold in such Demand Registration in the following order: (i)
(x) first, the Registrable Securities requested to be included in such registration by the Requesting Investors or by other Participating Stockholders in accordance with Section 1.1(a), provided that if the managing underwriter determines in good faith that a lower number of Registrable Securities should be included, then only that lower number of Registrable Securities requested to be included by the Requesting Investors and such other Participating Stockholders shall be included in such registration, and the Requesting Investors and such other Participating Stockholders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each of them; (y) second, the securities which the Company proposes to sell; and (z) third, any securities other than Registrable Securities to be sold by persons other than the Company included in such registration in compliance with Section 1.7.

                  1.6 SELECTION OF UNDERWRITERS. The Requisite Registration Participants with respect to any Demand Registration will have the right to select the underwriters and the managing underwriter to administer such Demand Registration (which underwriters and managing underwriters shall be reasonably acceptable to the Company).


                  1.7 OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, without the written consent of the Participating Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities (on a Fully- Diluted Basis) then held by all Participating Stockholders, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, other than piggyback registration rights entitling the holder thereof to participate in Company-initiated registrations, subject to the prior rights of Participating Stockholders to include their Registrable Securities in Company-initiated registrations in accordance with Section 2.3.


                  1.8 BLACK-OUT RIGHTS AND POSTPONEMENT. (a) The Company shall not be required to effect a Demand Registration if the Company, within the 120-day period preceding the date of a request for a Demand Registration, has effected a registration of securities in which the Participating Stockholders were able to register and sell at least 75% of the amount of Registrable Securities which they requested (before giving effect to any cutback effected pursuant to Section 1.5, 2.3 or 2.4) to be included in such registration pursuant to Demand Registration rights under Article I or Piggyback Registration rights under Article II.

                  (b) The Company may, upon written notice (a "Black-Out Notice") to the Requesting Investors requesting a Demand Registration, require such Requesting Investors to withdraw such Demand Registration upon the good faith determination by the Company that such postponement is necessary (i) to avoid disclosure of material non-public information or (ii) as a result of a pending material financing or acquisition transaction, and in each case, each of the LIH Stockholders, the BancBoston Stockholders, the Liberty Mutual Stockholders and the Mezzanine Stockholders may not request another Demand Registration for a period of up to 120 days, as specified by the Company in such Black-Out Notice. The Company may only give a Black-Out Notice where the giving of such notice has been specifically approved by the Board of Directors of the Company. Upon receipt of a Black-Out Notice, the related Demand Registration shall be deemed to be rescinded and retracted and shall not be counted as a Demand Registration for any purpose hereunder. The Company may not deliver more than three Black-Out Notices in any 12-month period; provided, however, that the aggregate number of days covered by Black-Out Notices in any 12-month period shall not under any circumstances exceed 180.




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
                                   ARTICLE II
                             PIGGYBACK REGISTRATIONS


                  2.1 RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration and other than on Forms S-4 or S-8 or any successor forms), whether for the Company's own account or for the account of any other Person, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice (in any event within 10 days after its receipt of notice of any exercise of other demand registration rights) to all Participating Stockholders of its intention to effect such a registration. Such notice shall offer each Participating Stockholder the opportunity to register, on the same terms and conditions, such number of such Participating Stockholder's Registrable Securities as such Participating Stockholder may request. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein by Participating Stockholders within 30 days after their receipt of the Company's notice, subject to the provisions of Sections 2.3 and
2.4. Such requests for inclusion shall specify the number of Registrable Securities intended to be disposed of and the intended method of distribution thereof.


                  2.2 PIGGYBACK EXPENSES. The Registration Expenses of the Participating Stockholders will be paid by the Company in all Piggyback Registrations.


                  2.3 PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration is such that the success of the Company's offering will be materially and adversely affected, then the Company will include any securities to be sold in such Piggyback Registration in the following order: (i) first, the securities the Company proposes to sell; (ii) second, the Registrable Securities requested to be included in such registration by the Participating Stockholders in accordance with Section 2.1, provided that if the managing underwriter in good faith determines that a lower number of Registrable Securities of the Participating Stockholders should be included, then the Company shall be required to include in such registration only that lower number of Registrable Securities, and the Participating Stockholders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each Participating Stockholder; and (iii) third, if all Registrable Securities requested to be included in such registration by the Participating Stockholders in accordance with Section 2.1 are included in such registration, any other securities requested to be included in such registration in compliance with Section 1.7.

                  2.4 PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration is such that the success of such holders' offering would be materially and adversely affected, then the Company will include any securities to be sold in such Piggyback Registration in the following order: (i) first, the securities which such holders propose to sell in compliance with Section 1.7;
(ii) second, the Registrable Securities requested to be included in such registration by the Participating Stockholders in accordance with Section 2.1, provided that if the managing underwriter determines in good faith that a lower number of Registrable Securities of the Participating Stockholders should be included, then the Company shall be required to include in such registration only that lower number of Registrable Securities, and the Participating Stockholders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each; and (iii) third, any other securities proposed to be included in such registration in compliance with Section 1.7.


                                   ARTICLE III
                               HOLDBACK AGREEMENTS


                  3.1 HOLDER'S HOLDBACK OBLIGATIONS. Each Participating Stockholder agrees not to effect any public sale or distribution of Registrable Securities, or any securities convertible, exchangeable or exercisable for or into Registrable Securities during the seven days prior to, and the 180-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which such Participating Stockholder had an opportunity to participate without cutback under Article II hereof (in each case except as part of such underwritten registration), unless the managing underwriter of such underwritten registration otherwise agrees.


                  3.2 COMPANY'S HOLDBACK OBLIGATIONS. Unless the managing underwriter of the relevant underwritten Demand Registration or an underwritten Piggyback Registration otherwise agrees, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which holders of Registrable Securities are selling stockholders (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor forms), and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a Fully-Diluted Basis) of its equity securities to agree not to effect any public sale or distribution of any such equity securities or any securities convertible, exchangeable or exercisable for into such equity securities during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback

Registration in which holders of Registrable Securities are selling stockholders (except as part of such underwritten registration, if otherwise permitted).


                                   ARTICLE IV
                             REGISTRATION PROCEDURES


                  Whenever Participating Stockholders have requested that any Registrable Securities be registered in accordance with Article I or II, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as reasonably expeditiously as possible (or, in the case of clause (p) below, will not):

                  (a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities (such registration statement to include all information which the Participating Stockholders holding the Registrable Securities to be registered thereby shall reasonably request) and use all reasonable efforts to cause such registration statement to become effective, provided, that as promptly as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Requisite Registration Participants copies of all such documents proposed to be filed, and the Company shall not file any such document to which such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, and (ii) notify each Participating Stockholder holding Registrable Securities covered by such registration statement of (x) any request by the Commission to amend such registration statement or amend or supplement any prospectus, or (y) any stop order issued or threatened by the Commission, and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered;

                  (b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective at all times during the period commencing on the effective date of such registration statement and ending on the first date as of which all Registrable Securities of the Participating Stockholders covered by such registration statement are sold in accordance with the intended plan of distribution set forth in such registration statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each Participating Stockholder holding Registrable Securities covered by such registration statement, without charge, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case, including all exhibits


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
thereto and documents incorporated by reference therein) and such other documents as such Participating Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities covered thereby that are held by such Participating Stockholder;

                  (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Participating Stockholder holding any such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such Participating Stockholder to consummate the disposition in such jurisdictions of any such Registrable Securities held by such Participating Stockholder; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) furnish to each Participating Stockholder holding Registrable Securities covered by such registration statement a signed copy, addressed to such Participating Stockholder (and the underwriters, if any) of an opinion of counsel for the Company or special counsel to such Participating Stockholder dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Requisite Registration Participants, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as the Requisite Registration Participants (or the underwriters, if any) may reasonably request;

                  (f) notify each Participating Stockholder holding Registrable Securities covered by such registration statement, at a time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such Participating Stockholder, (i) the Company will prepare and furnish such Participating Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and (ii) the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to such Participating Stockholder to the date when the Company made available to such Participating Stockholder an appropriately amended or supplemented prospectus;

                  (g) cause all Registrable Securities of the Participating Stockholders covered by such registration statement to be listed on each securities exchange and quotation system on which similar securities issued by the Company are then listed and to enter into such customary agreements as may be required in furtherance thereof, including listing applications and indemnification agreements in customary form;

                  (h) provide a transfer agent and registrar for the Registrable Securities of the Participating Stockholders covered by such registration statement not later than the effective date of such registration statement;

                  (i) enter into such customary arrangements and take all such other actions as the Requisite Registration Participants or the underwriters, if any, for the offering of the Registered Securities covered by such registration statement reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including using its best efforts to effect a stock split or combination of shares) and, in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering, in customary efforts to sell the securities in the offering, including participating in "road shows";

                  (j) make available for inspection by any Participating Stockholder holding Registrable Securities covered by such registration statement, any underwriter participating in any disposition of securities pursuant to such registration statement and any attorney, accountant or other agent retained by any such Participating Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and all correspondence between the Commission and the Company or its counsel or auditors and all memoranda relating to discussions with the Commission or its staff in connection with such registration statement, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Participating Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (k) subject to other provisions hereof, use all reasonable efforts to cause the Registrable Securities of the Participating Stockholders covered by such registration statement to be registered with or approved by such Governmental or Regulatory Authorities or self-regulatory organizations as may be necessary to enable such Participating Stockholders thereof to consummate the disposition of such Registrable Securities;

                  (l) use all reasonable efforts to obtain a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to the Company, to each Participating Stockholder holding Registrable

Securities covered by such registration statement, and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as the Requisite Registration Participants (or the underwriters, if any) may reasonably request;

                  (m) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (n) permit any Participating Stockholder holding Registrable Securities covered by such registration statement, which Participating Stockholder, in its sole judgment exercised in good faith, might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act) to participate in the preparation of such registration statement and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such Participating Stockholder should be included and which is reasonably acceptable to the Company;

                  (o) promptly notify the Participating Stockholders holding the Registrable Securities covered by such registration statement of the issuance by any state securities commission or other Governmental or Regulatory Authority of any order suspending the qualification or exemption from qualification of any such Registrable Securities under any state securities or "blue sky" law, and use every reasonable effort to obtain the lifting at the earliest possible time of any stop order (whether issued by the Commission or otherwise) suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein;

                  (p) at any time file or make any amendment to such registration statement, or any amendment of or supplement to the prospectus included therein (including amendments of the documents incorporated by reference into the prospectus), (i) of which each Participating Stockholder holding Registrable Securities covered by such registration statement or the managing underwriter, if any, shall not have previously been advised and furnished a copy or (ii) to which the Requisite Registration Participants, the managing underwriter (if any) or counsel for the Requisite Registration Participants or any such managing underwriter shall reasonably object;

                  (q) make such representations and warranties (subject to appropriate disclosure schedule exceptions) to the Participating Stockholders holding Registrable Securities covered by such registration statement and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten public offerings of substantially the same type;

                  (r) during the period when the prospectus included in such registration statement is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

                  (s) if such registration statement refers to any Participating Stockholder holding Registrable Securities covered thereby by name or otherwise as the holder of any securities of the Company, then (whether or not, in the sole judgment, exercised in good faith, of such Participating Stockholder, such Participating Stockholder is or might be deemed to be a controlling person of the Company), (i) at the request of such Participating Stockholder, insert therein language, in form and substance reasonably satisfactory to such Participating Stockholder, the Company and the managing underwriter (if any), to the effect that the holding by such Participating Stockholder of such securities is not to be construed as a recommendation by such Participating Stockholder of the investment quality of the Company's Registrable Securities or the Company's other securities covered thereby and that such holding does not imply that such Participating Stockholder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Participating Stockholder by name or otherwise is not required by the Securities Act, any similar Federal or state statute, or any rule or regulation of any Governmental or Regulatory Authority having jurisdiction over the offering, then in force, the Company shall be required at the request of such Participating Stockholder to delete the reference to such Participating Stockholder.


                                    ARTICLE V
                              REGISTRATION EXPENSES


                  5.1 FEES AND EXPENSES GENERALLY. Subject to the next succeeding sentence, all expenses incident to the Company's performance of or compliance with this Agreement, including internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual or special audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing securities on one or more securities exchanges or quotation systems pursuant to clause (g) of Article IV, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting fees, discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Notwithstanding anything in this Agreement to the contrary, (a) each Participating Stockholder shall pay any underwriting fees, discounts or commissions attributable to the sale of its Registrable Securities and (b) in the case of any Demand Registration as to which LIH Stockholders comprise the Requesting Investors, such LIH Stockholders shall pay for any special audits required to be undertaken by the Company in connection therewith.

                  5.2 COUNSEL FEES. In connection with each Demand Registration, the Company will reimburse the Participating Stockholders for the reasonable fees and disbursements of one counsel selected by the Requisite Registration Participants.


                                   ARTICLE VI
                             UNDERWRITTEN OFFERINGS


                  6.1 DEMAND UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be consistent with the terms hereof, to contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including indemnities customarily included in such agreements, and to be otherwise reasonably satisfactory in form and substance to the Requisite Registration Participants, the Company and the underwriters. The Participating Stockholders holding the Registrable Securities to be distributed by such underwriters will cooperate in good faith with the Company in the negotiation of the underwriting agreement. The Participating Stockholders holding the Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at the option of the Requisite Registration Participants, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Stockholders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such Participating Stockholders. The Company shall cooperate as reasonably requested by any such Participating Stockholder in order to limit (a) any representations or warranties to, or agreements with, the Company or the underwriters to be made by such Participating Stockholder only to representations, warranties or agreements regarding such Participating Stockholder, such Participating Stockholder's Registrable Securities and such Participating Stockholder's intended method of distribution and any other representation required by applicable law and (b) such Participating Stockholder's maximum liability in respect of its indemnification and contribution obligations under such underwriting agreement to an amount equal to the net proceeds actually received by such Participating Stockholder (after deducting any underwriting fees, discounts and expenses) from the sale of Registrable Securities pursuant to such Demand Registration.


                  6.2 INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Article II and such equity securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Stockholder as provided in Article II, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Participating Stockholder, subject to the limitations set forth in Article II, among the securities to be distributed by such underwriters. The Participating Stockholders holding Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters (provided that such underwriting agreement is consistent with the terms hereof), and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Stockholders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such Participating Stockholders. The Company shall cooperate as reasonably requested by any such Participating Stockholder in order to limit (a) any representations or warranties to, or agreements with, the Company or the underwriters to be made by such Participating Stockholder only to representations, warranties or agreements regarding such Participating Stockholder, such Participating Stockholder's Registrable Securities and such Participating Stockholder's intended method of distribution and any other representation required by applicable law and (b) such Participating Stockholder's maximum liability in respect of its indemnification and contribution obligations under such underwriting agreement to an amount equal to the net proceeds actually received by such Participating Stockholder (after deducting any underwriting fees, discounts and expenses) from the sale of Registrable Securities pursuant to the applicable Piggyback Registration.


                                   ARTICLE VII
                                 INDEMNIFICATION


                  7.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the Participating Stockholders holding any Registrable Securities covered by a registration statement that has been filed with the Commission pursuant to this Agreement, each underwriter for such Participating Stockholder in connection therewith, each other Person, if any, who controls such Participating Stockholder or any such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their respective managers, partners, officers, directors, employees and general partners, as follows:

                           (i) against any and all loss, liability, claim,
                  damage or expense (other than amounts paid in settlement) incurred by such Person arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense incurred by such Person to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any Governmental or Regulatory Authority, in each case whether commenced or threatened, or of any claim whatsoever, that is based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

                           (iii) against any and all expense incurred by such
                  Person in connection with investigating, preparing or defending against any litigation or any investigation or proceeding by any Governmental or Regulatory Authority, in each case whether commenced or threatened in writing, or against any claim whatsoever, that is based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Participating Stockholder expressly for use in the preparation of such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto); and provided further, however, that the Company will not be liable to any Participating Stockholder (or any other indemnified Person) under the indemnity agreement in this Section 7.1, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such Participating Stockholder (or other indemnified Person) results from the fact that such Participating Stockholder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such Participating Stockholder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such any Participating Stockholder or any other Person eligible for indemnification under this Section 7.1, and shall survive the transfer of the relevant Registrable Securities by the Participating Stockholder who theretofore held them.


                  7.2 INDEMNIFICATION BY A SELLING SHAREHOLDER. In connection with any registration statement which covers Registrable Securities of a Participating Stockholder pursuant to this Agreement, each such Participating Stockholder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 of this Agreement), to the extent permitted by law, the Company and each underwriter for the Company or any such Participating Stockholder in connection therewith, each other Person who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their respective managers, officers, directors and general partners, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or to any such prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to such Participating Stockholder and its affiliates or the plan of distribution and that is furnished to the Company by or on behalf of such Participating Stockholder expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other Person eligible under this Section 7.2, and shall survive the transfer of Registrable Securities by such Participating Stockholder. The obligations of each Participating Stockholder pursuant to this Section 7.2 are to be several and not joint. Additionally, with respect to each claim pursuant to this Section 7.2 and each corresponding claim for contribution under Section 7.5, each such Participating Stockholder's maximum aggregate liability under this Section 7.2 and Section 7.5 shall be limited to an amount equal to the net proceeds actually received by such Participating Stockholder (after deducting any underwriting fees, discounts and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by such Participating Stockholder.


                  7.3 INDEMNIFICATION PROCEDURE. Within 10 days after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 7.1 or 7.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 7.1 or 7.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, it may, with counsel reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not assume the defense of such claim but also shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 7.1, more than one counsel (in addition to any local counsel) for all indemnified parties selected by the holders of a majority (by number of shares) of the Registrable Securities held by such indemnified parties, or (ii) in the case of a claim referred to in Section 7.2, more than one counsel (in addition to any local counsel) for the Company, in each case in connection with any one action or separate but similar or related actions or proceedings. An indemnifying party who is not entitled to (pursuant to the immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonable in light of such conflict. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit, investigation or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit, investigation or proceeding. An indemnified party will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which it is then seeking (or thereafter seeks) indemnification hereunder, in each case without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, an indemnified party hereunder will have the right to retain, at its own expense, counsel with respect to the defense of a claim.


                  7.4 UNDERWRITING AGREEMENT. The Company and each Participating Stockholder requesting registration of all or any part of its Registrable Securities pursuant to Article I or II, shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement entered into in connection with a Demand Registration or a Piggyback Registration with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any Governmental or Regulatory Authority.


                  7.5 CONTRIBUTION. If the indemnification provided for in Sections 7.1 and 7.2 of this Agreement is unavailable to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section
7.1 or 7.2, as the case may be, in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including the relative benefits received by each party from the offering of the securities covered by the relevant registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the relevant claim was asserted and the parties' relative opportunities to correct and prevent any relevant statement or omission. Without limiting the generality of the foregoing, the parties' relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to relevant information and opportunity to correct or prevent such alleged untrue or untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 7.5. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 7.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the relevant action or proceeding and shall be limited as provided in Section 7.3 if the indemnifying party has assumed the defense of the relevant action or proceeding in accordance with the provisions of Section 7.3. Promptly after receipt by an indemnified party under this
Section 7.5 of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 7.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 7.3 has not been given with respect to such action or proceeding; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 7.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and the Participating Stockholders agree with each other, and will agree with and the underwriters of Registrable Securities registered pursuant to Article I or II, if requested by such underwriters, that
(i) the underwriters' portion of the contribution paid to the Participating Stockholders pursuant to this Section 7.5 shall not exceed the total underwriting fees, discounts and commissions in connection with the relevant offering of Registrable Securities and (ii) the total amount of such Participating Stockholder's contributions under this Section 7.5 and any amounts paid by such Participating Stockholder in respect of corresponding claims for indemnification under Section 7.2 shall not exceed an amount equal to the net proceeds actually received by such Participating Stockholder from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                  7.6 PERIODIC PAYMENTS. The indemnification required by this
Article VII shall be made by periodic payments of the amount thereof during the course of the relevant investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that if it is finally determined by a court of competent jurisdiction that the relevant indemnified party was not entitled to indemnification hereunder in respect of such investigation or defense, such indemnified party shall repay to the indemnifying party, on demand, all amounts received by it in respect of such investigation or defense pursuant to this Section 7.6, together with interest thereon at a rate per annum equal to the "prime rate" (as published from time to time in the

Wall Street Journal) for the period from and including the date on which the indemnified party received the relevant amount to but excluding the date on which it repaid such amount to the indemnifying party.


                                  ARTICLE VIII
                                    RULE 144


                  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Participating Stockholder, make publicly available other information), and it will take such further action as any Participating Stockholder may reasonably request, all to the extent required from time to time to enable such Participating Stockholder to sell shares of Registrable Securities without registration under the Securities Act in compliance with (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Participating Stockholder, the Company will deliver to such Participating Stockholder a written statement as to whether it has complied with such requirements.


                                   ARTICLE IX
                   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS


                  No Participating Stockholder may participate in any underwritten registration hereunder unless such Participating Stockholder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, escrow agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement. If the Requesting Investors with respect to any Long-Form Demand Registration are subsequently not entitled to participate in such Demand Registration solely by reason of their failure to comply with any material requirement of this Article IX then, notwithstanding anything in Section 1.1(b) or 1.4 to the contrary, the request by such Requesting Investors for such Long-Form Registration shall continue to be counted for purposes of Section 1.2.

                                    ARTICLE X
                        TRANSFER RESTRICTIONS; RIGHTS OF
                         INCLUSION; DUTY OF FIRST OFFER


                  10.1 TRANSFER RESTRICTIONS. (a) Each of the LIH Stockholders, the BancBoston Stockholders, the Liberty Mutual Stockholders and the Mezzanine Stockholders, severally and not jointly, agrees that it will not, for a period of 180 days after the Closing Date (as defined in the SB Investment Agreement or, if the closing under the SB Investment Agreement does not occur, as defined in the AVS Investment Agreement), Transfer any Restricted Securities other than
(i) to a Permitted Transferee, who shall have executed a Joinder Agreement in substantially the form of Exhibit A-1, and thereby become a party to this Agreement, (ii) in the case of the BancBoston Stockholders, the Liberty Mutual Stockholders and the Mezzanine Stockholders, to any LIH Stockholder (unless such Transfer would result in a breach of the Amended and Restated Governance Agreement), (iii) pursuant to Section 10.2 or (iv) pursuant to a transaction that constitutes a Sale of the Company.

                  (b) Until the first date as of which (i) the market value of publicly held shares of Common Stock calculated in accordance with Rules 4310 and 4450 under the Manual of the National Association of Securities Dealers, Inc. (the "Manual"), as in effect from time to time (or any successor listing requirements for NASDAQ)) has exceeded the minimum market value then required therefor by Rule 4450(b)(3) under the Manual (or any successor listing requirement for NASDAQ) by at least $15 million for a period of 90 consecutive trading days, (ii) the number of shares of Common Stock that are publicly held (as so calculated) exceeds the minimum number of shares required to be publicly held by Rule 4450(b)(2) under the Manual (or any successor listing requirement for NASDAQ) and (iii) the Company has issued the officer's certificate described in the next succeeding sentence, each of the BancBoston Stockholders, the Liberty Mutual Stockholders and the Mezzanine Stockholders agrees, severally and not jointly, that it shall not, without the prior written consent of the independent directors of the Company, (x) Transfer any Common Stock or Equity Equivalents to any person or "group" (as defined for purposes of Rule 13d under the Exchange Act) if, after giving effect to such Transfer, any of the shares of Common Stock directly or indirectly beneficially owned by such person or any member of such group would not be deemed to be publicly held for purposes of Rule 4450(b)(2) or 4450(b)(3) under the Manual (or any successor listing requirement for NASDAQ) or (y) be a Transferee (or permit any person included in any group in which such BancBoston Stockholder, Liberty Mutual Stockholder or Mezzanine Stockholder is included to be a Transferee) of any Common Stock or Equity Equivalents if, after giving effect to such Transfer, any of the shares of Common Stock directly or indirectly beneficially owned by such Transferee (or by any member of any such group) would not be deemed to be publicly held for purposes of Rule 4450(b)(2) or 4450(b)(3) under the Manual (or any successor listing requirement for NASDAQ); provided, however, that this Section 10.1(b) shall not apply to any Transfer of Common Stock or Equity Equivalents (A) pursuant to Section 10.2, (B) to any LIH Stockholder (unless such Transfer would result in a breach of the Amended and Restated Governance Agreement), or (C) pursuant to a transaction that constitutes a Sale of the Company.

Within 10 Business Days following the first date as of which the requirements set forth in clauses (i) and (ii) above have been satisfied, the Company shall provide each of the BancBoston Stockholders, the Liberty Mutual Stockholders and the Mezzanine Stockholders with an officer's certificate certifying as to, and setting forth calculations demonstrating in reasonable detail, the satisfaction of such requirements.

                  (c) Each of the Participating Stockholders that is then a Bank Entity agrees, severally and not jointly, that it will not effect any Transfer of Restricted Securities to any other Person, unless such Participating Stockholder determines in good faith that such Transfer would not cause such Participating Stockholder or any of its Affiliates to be in violation of the Bank Holding Company Act.


                  10.2 RIGHTS OF INCLUSION. (a) Except for (i) any Transfer of Restricted Securities to a Permitted Transferee, (ii) any Transfer of Restricted Securities pursuant to a Demand Registration, a Piggyback Registration or a Rule 144 Transaction, and (iii) other Transfers of Restricted Securities (other than Transfers in respect of which an Inclusion Notice is delivered pursuant to this
Section 10.2(a)) which, in the aggregate, comprise less than 20% of the LIH Stockholders' Original Ownership Level, and subject to paragraph (f) below, if any or all of the LIH Stockholders (the "Transferors") propose to Transfer any Restricted Securities (the "Transferor Shares") to one or more persons (the "Buyer"), then as a condition of such Transfer, the Transferors shall cause the Buyer to include a written offer (the "Section 10.2 Offer") to each of the BancBoston Stockholders, Liberty Mutual Stockholders and Mezzanine Stockholders (collectively, the "Offerees"), to sell to the Buyer, at the option of each Offeree, that number of shares of Restricted Securities determined in accordance with Section 10.2(b), on the same terms and conditions as are applicable to the Transferor Shares, all of which terms shall be specified in the Section 10.2 Offer. The terms of the Section 10.2 Offer shall not require any Offeree (i) to provide any representation, warranty or covenant other than representations, warranties and covenants which relate specifically to such Offeree or its Restricted Securities, such as representations regarding such Offeree's power and authority to effect a sale of its Restricted Securities pursuant to the
Section 10.2 Offer and such Offeree's title to and ownership of its Restricted Securities, (ii) other than in connection with the representations, warranties and covenants which such Offeree may be required to provide under clause (i) above, to join in any indemnification obligations that are not allocated severally (as opposed to jointly and severally) among the Transferors and the Offerees on a pro rata basis (based on the Transferors' and each Offeree's respective amounts of the aggregate consideration paid to them in connection with the Transfer contemplated by the Section 10.2 Offer) or (iii) to indemnify the Buyer with respect to an amount in excess of the net cash proceeds paid to such Offeree in connection with such Transfer. The Transferors shall provide a written notice (the "Inclusion Notice") of the Section 10.2 Offer to each Offeree, which may accept the Section 10.2 Offer by providing a written notice of acceptance of the Section 10.2 Offer to the Transferors within 10 Business Days of delivery of the Inclusion Notice.

                  (b) Each Offeree shall have the right (an "Inclusion Right") to sell pursuant to the

Section 10.2 Offer the same percentage of its Restricted Securities (calculated on a Fully-Diluted Basis) as the percentage of the Transferors' Restricted Securities to be sold by the Transferors to the Buyer. Any Offeree which owns Equity Equivalents may sell pursuant to the Section 10.2 Offer, in lieu of shares of Restricted Securities, Equity Equivalents representing that number of shares of Restricted Securities which it could sell pursuant to its Inclusion Right, and the purchase price therefor shall equal the aggregate price that would be paid for the shares of Restricted Securities issuable upon the exercise, exchange or conversion thereof minus the aggregate exercise, exchange or conversion price under such Equity Equivalents for such shares of Restricted Securities. If any Offeree exercises its Inclusion Right on a timely basis pursuant to Section 10.2(a) with respect to any Inclusion Notice, then prior to the expiration of the applicable 120-day period referred to in Section 10.2(c), none of the Transferors shall consummate any sale to the Buyer of any of the Transferor Shares covered by such Inclusion Notice unless such Offeree is permitted to participate in such Transfer as provided in this Section 10.2 (it being understood that any Transfer of any such Transferor Shares after the expiration of such 120-day period must comply with this Section 10.2).

                  (c) With reasonable promptness following its exercise of an Inclusion Right, each Offeree shall deliver to the Transferors a certificate or certificates representing the Restricted Securities to be Transferred pursuant to the Section 10.2 Offer by such Offeree, free and clear of all Liens (other than Liens which the Buyer permits to exist with respect to the Transferor Shares at the time of its acquisition thereof), and a limited power-of-attorney authorizing the Transferors to sell or otherwise dispose of such Restricted Securities pursuant to the terms of the Section 10.2 Offer. The Transferors shall have 120 days, commencing on the expiration of the 10-Business Day period referred to in Section 10.2(a), in which to Transfer to the Buyer, on behalf of itself and the Offerees, up to the number of Restricted Securities equal to the sum of (i) the number of Restricted Securities covered by the Section 10.2 Offer as to which Offerees shall have exercised their Inclusion Rights on a timely basis pursuant to Section 10.2(a) plus (ii) the number of Transferor Shares. If all such Restricted Securities and Transferor Shares are not sold to the Buyer, the Transferors, at their option, may elect to sell, on behalf of themselves and the Offerees that have exercised their Inclusion Rights on a timely basis pursuant to Section 10.2(a), such number thereof as the Buyer will purchase, allocated Pro Rata (as nearly as practicable) among the Transferors and such Offerees. The material terms of any Transfer referred to in the two immediately preceding sentences, including price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 120-day period the Transferors have not completed the Transfer of all the Transferor Shares and all such Offerees' Restricted Securities (if any) proposed to be sold, the Transferors shall return to each of the Offerees its respective certificates, if any, representing Restricted Securities which the Offerees delivered for Transfer pursuant to this Section 10.2 and which were not sold pursuant to the
Section 10.2 Offer, and the provisions of this Section 10.2 shall continue to be in effect.

                  (d) Promptly after the Transfer of the Transferor Shares and Restricted Securities (if any) of the Offerees to the Buyer pursuant to the
Section 10.2 Offer, the Transferors shall notify the Offerees thereof. To the extent within their control and at the expense of the requesting Offeree, the Transferors shall furnish such evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by any Offerees that participated in such Transfer.

                  (e) Notwithstanding anything to the contrary contained in this
Section 10.2, (i) except for the Transferors' obligation to return to each Offeree any certificates representing the Offerees' Restricted Securities there shall be no liability on the part of any Transferor to any Participating Stockholder in the event that any proposed Transfer pursuant to this Section
10.2 is not consummated for any reason, and (ii) whether or not any sale of Restricted Securities is effected pursuant to this Section 10.2 shall be in the sole and absolute discretion of the Transferors.

                  (f) The provisions of paragraphs (a) through (e) above shall not apply to any Transfer of Restricted Securities by any LIH Stockholder which occurs following the first date as of which the LIH Stockholders, taken together, cease to beneficially own Restricted Securities which comprise at least 20% of the LIH Stockholders' Original Ownership Level.

                                   ARTICLE XI
                                   DEFINITIONS


                  11.1 TERMS. As used in this Agreement, the following defined terms shall have the meanings set forth below:

                  "ADDITIONAL STOCKHOLDER" means any person to whom the Company has granted registration rights in compliance with Section 1.7 and who has executed a Joinder Agreement in substantially the form of Exhibit A-2, and its direct and indirect Permitted Transferees, so long as any such Person shall hold Registrable Securities.

                  "BANCBOSTON STOCKHOLDERS" means BancBoston, and its direct and indirect Permitted Transferees, in each case so long as any such Person shall hold Registrable Securities or Restricted Securities.

                  "BANK ENTITY" means, at any time of determination, any Person that is then subject to regulation under Section 4 of the Bank Holding Company Act.

                  "BANK HOLDING COMPANY ACT" means the Bank Holding Company Act of 1956, as amended, and the rules and regulations thereunder.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Minnesota are authorized or obligated to close.

                  "COMMISSION" means the U.S. Securities and Exchange
Commission.

                  "COMMON STOCK" means the Common Stock, par value $.10 per share, of the Company, any securities into which such Common Stock shall have been changed and any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

                  "EQUITY EQUIVALENTS" means (a) the Warrants, (b) any other securities (other than employee options) which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof, (c) the shares of Class B-1 Common Stock and (d) the shares of Series B Preferred Stock.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

                  "FULLY-DILUTED BASIS" means with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination, (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination and (iii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any securities that are issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

                  "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form attached hereto as Exhibit A-1 or A-2.

                  "LIBERTY MUTUAL STOCKHOLDERS" means Liberty Mutual, and its direct and indirect Permitted Transferees, in each case so long as any such Person shall hold Registrable Securities or Restricted Securities.

                  "LIH STOCKHOLDERS" means the LIH Entities, and their respective direct and indirect Permitted Transferees, in each case so long as any such Person shall hold Registrable Securities or Restricted Securities.

                  "MEZZANINE STOCKHOLDERS" means the Mezzanine Entities, and their respective direct and indirect Permitted Transferees, in each case so long as any such Person shall hold Registrable Securities or Restricted Securities.

                  "ORIGINAL OWNERSHIP LEVEL" means, with respect to the BancBoston Stockholders, the LIH Stockholders, the Liberty Mutual Stockholders or the Mezzanine Stockholders (as applicable), the number of shares of Common Stock, on a Fully Diluted Basis, as adjusted for any stock splits, stock dividends or reclassifications or other similar events, held by them in the aggregate on the Closing Date immediately after the Closing (as such terms are defined in the SB Investment Agreement or, if the Closing thereunder does not occur, as such terms are defined in the AVS Investment Agreement).

                  "PARTICIPATING STOCKHOLDERS" means the LIH Stockholders, the BancBoston Stockholders, the Liberty Mutual Stockholders, the Mezzanine Stockholders and any Additional Stockholders or transferee of any of the foregoing persons who has acquired Registrable Securities and who has executed a Joinder Agreement.

                  "PERMITTED TRANSFEREE" means:

                  (i) with respect to any Participating Stockholder who is a natural person, the spouse or any lineal descendant (including by adoption and stepchildren) of such Participating Stockholder or any trust of which such Participating Stockholder is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of Article X; and

                  (ii) with respect to any Participating Stockholder who is not a natural person, (A) any Affiliate of such Participating Stockholder and any officer or director of such Participating Stockholder or any such Affiliate, (B) any spouse or lineal descendant (including by adoption and stepchildren) of the officers and directors referred to in clause (A) above, and any trust in which all the beneficiaries thereof are one or more of the persons described in this clause (B) and the officers and directors described in clause (A) above and whose terms are not inconsistent with the terms of Article X; and

                  (iii) as to any LIH Stockholder, (w) any other LIH Stockholder, (x) any member or manager of such LIH Stockholder, (y) any partner, officer or employee of any such manager or member, (z) any Affiliate of such LIH Stockholder or of any such member, manager, partner, officer or employee, and (xx) any liquidating trust or similar entity established by such LIH Stockholder or any of the foregoing entities for the benefit of its members, partners or other interest holders and their Permitted Transferees for the purpose of holding Registrable Securities;

                  (iv) as to any Mezzanine Stockholder, (w) any other Mezzanine Stockholder, (x) any liquidating trust or similar entity established by any Mezzanine Stockholder for the benefit of its Permitted Transferees for the purpose of holding Registrable Securities, (y) with respect to the MassMutual Entities only, any person (excluding individuals) that is an investment fund for whom a MassMutual Entity (or any Affiliate thereof) is the sole investment manager or investment advisor, and (z) with respect to NCVC only, Great Lakes Capital Investments I, LLC, or any other entity that is formed and controlled by and for the benefit of the executive officers of NCVC; and

                  (v) as to any Liberty Mutual Stockholder, Liberty Mutual Fire Insurance Company, Liberty Life Assurance Company of Boston and Liberty Insurance Corporation, in each case so long as such Person is an Affiliate of such Liberty Mutual Stockholder at the time of the relevant Transfer;

                  provided, however, that notwithstanding anything in paragraphs
                  (i) through (v) above to the contrary, for the purposes of
                  Article X only, (w) the "Permitted Transferees" of the LIH Stockholders at any time of determination shall not include any Person who is then a BancBoston Stockholder, a Liberty Mutual Stockholder, a Mezzanine Stockholder or a Permitted Transferee of a BancBoston Stockholder, Liberty Mutual Stockholder or Mezzanine Stockholder, (x) the "Permitted Transferees" of the

                  BancBoston Stockholders at any time of determination shall not include any Person who is then an LIH Stockholder, a Liberty Mutual Stockholder, a Mezzanine Stockholder or a Permitted Transferee of an LIH Stockholder, Liberty Mutual Stockholder or Mezzanine Stockholder, (y) the "Permitted Transferees" of the Liberty Mutual Stockholders at any time of determination shall not include any Person who is then a BancBoston Stockholder, an LIH Stockholder, a Mezzanine Stockholder or a Permitted Transferee of a BancBoston Stockholder, LIH Stockholder or Mezzanine Stockholder and (z) the "Permitted Transferees" of the Mezzanine Stockholders at any time of determination shall not include any Person who is then a Liberty Mutual Stockholder, a BancBoston Stockholder, an LIH Stockholder or a Permitted Transferee of a Liberty Mutual Stockholder, BancBoston Stockholder or LIH Stockholder.

                  "PRO RATA" means, with respect to one or more Stockholders, in proportion to the number of shares of Common Stock on a Fully-Diluted Basis owned by such Stockholder or Stockholders or which may be acquired by any such Stockholder or Stockholders upon exercising any rights under any Equity Equivalent owned by such Stockholder or Stockholders.

                  "REGISTRABLE SECURITIES" means, at any time of determination,
(i) the shares of Common Stock then issued and outstanding or which are issuable upon the conversion, exercise or exchange of Equity Equivalents, (ii) any then outstanding securities into which shares of Common Stock shall have been changed and (iii) any then outstanding securities resulting from any reclassification or recapitalization of Common Stock; provided, however, that "Registrable Securities" shall not include any shares of Common Stock or other securities obtained or transferred pursuant to an effective registration statement under the Securities Act or in a Rule 144 Transaction; and provided further, however, that "Registrable Securities" shall not include any shares of Common Stock or other securities which are held by a Person who is not a Participating Stockholder.

                  "REQUESTING INVESTORS" means, with respect to any Demand Registration, the Required LIH Stockholders, the Required BancBoston Stockholders, the Required Liberty Mutual Stockholders or the Required Mezzanine Stockholders (as the case may be) that have requested such Demand Registration in accordance with Section 1.1.

                  "REQUIRED BANCBOSTON STOCKHOLDERS" means, as of the date of any determination thereof, BancBoston Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities (or, for purposes of any amendment, modification or waiver of any provision of Article X, the Restricted Securities), on a Fully-Diluted Basis, then held by all BancBoston Stockholders.

                  "REQUIRED LIBERTY MUTUAL STOCKHOLDERS" means, as of the date of any determination thereof, Liberty Mutual Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities (or, for purposes of any amendment, modification or waiver of any provision of Article X, the Restricted Securities), on a Fully-Diluted Basis, then held by all Liberty Mutual Stockholders.

                  "REQUIRED LIH STOCKHOLDERS" means, as of the date of any determination thereof, LIH Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities (or, for purposes of any amendment, modification or waiver of any provision of Article X, the Restricted Securities), on a Fully-Diluted Basis, then held by all LIH Stockholders.

                  "REQUIRED MEZZANINE STOCKHOLDERS" means, as of the date of any determination thereof, Mezzanine Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities (or, for purposes of any amendment, modification or waiver of any provision of Article X, the Restricted Securities), on a Fully-Diluted Basis, then held by all Mezzanine Stockholders.

                  "REQUISITE REGISTRATION PARTICIPANTS" means, with respect to any Demand Registration or Piggyback Registration, Participating Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities requested to be included in such Demand Registration (whether as Requesting Investors or otherwise) or Piggyback Registration pursuant to Section 1.1 or 2.1, as applicable.

                  "REQUISITE REQUESTING INVESTORS" means, as of the date of any determination thereof with respect to any Demand Registration, Requesting Investors which then hold a majority (by number of shares) of the Registrable Securities, on a Fully-Diluted Basis, then held by all Requesting Investors of such Demand Registration.

                  "RESTRICTED SECURITIES" means the Series B Preferred Stock, the Common Stock, any Equity Equivalents and any securities issued with respect to any of the foregoing as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

                  "RULE 144 TRANSACTION" means a transfer of Common Stock (a) complying with Rule 144 under the Securities Act (or any successor statute or rule) as such Rule (or such successor statute or rule, as the case may be) is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (b) occurring at a time when shares of Common Stock are registered pursuant to Section 12 of the Exchange Act (or any successor to such Section).

                  "SALE OF THE COMPANY" means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities of the Company or sale of all or substantially all the assets of the Company) to one or more Persons (other than the LIH Stockholders and their respective Affiliates) who acquire securities representing 50% or more of the total voting power of and equity interest in the Company, in each case on a Fully-Diluted Basis.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

                  "TRANSFER" means any direct or indirect sale, transfer, assignment, grant of a participation in, gift, hypothecation, pledge or other disposition of any Restricted Security or any interest therein or, as the context may require, to sell, transfer, assign, grant a participation in, give as a gift, hypothecate, pledge or otherwise dispose of, directly or indirectly, any Restricted Security or any interest therein; provided, however, that the exercise of any purchase, conversion or exchangeability right provided for in the terms of the Series B Preferred Stock or any Equity Equivalent shall not be deemed a "Transfer."


                  11.2 OTHER DEFINED TERMS. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the AVS Investment Agreement.


                  11.3 DEFINED TERMS IN CORRESPONDING SECTIONS. The following defined terms, when used in this Agreement, shall have the meaning ascribed to them in the corresponding Sections of this Agreement listed below:

"AVS Investment Agreement"                 --     Recitals
"BancBoston"                               --     Preamble
"Black-Out Notice"                         --     Section 1.8(b)
"Buyer"                                    --     Section 10.2(a)
"Class B-1 Common Stock"                   --     Recitals
"Company"                                  --     Preamble
"Demand Registration"                      --     Section 1.1
"Inclusion Notice"                         --     Section 10.2(a)
"Inclusion Right"                          --     Section 10.2(b)
"Investment Agreements"                    --     Recitals
"Liberty Mutual"                           --     Preamble
"LIH Holdings I"                           --     Preamble
"LIH Holdings II"                          --     Preamble
"LIH Holdings III"                         --     Preamble
"LIH Entities"                             --     Preamble
"Long-Form Registration"                   --     Section 1.1(a)
"MassMutual Entities"                      --     Preamble
"Mezzanine Entities"                       --     Preamble
"MMCI"                                     --     Preamble
"MMCVP"                                    --     Preamble

"MMLIC"                                    --     Preamble
"MMPI"                                     --     Preamble
"NCVC"                                     --     Preamble
"Offerees"                                 --     Section 10.2(a)
"Piggyback Registration"                   --     Section 2.1
"Registration Expenses"                    --     Section 5.1
"SB Investment Agreement"                  --     Recitals
"Section 10.2 Offer"                       --     Section 10.2(a)
"Securities Purchase Agreements"           --     Recitals
"Series B Preferred Stock"                 --     Recitals
"Short-Form Registration"                  --     Section 1.1(a)
"Transferors"                              --     Section 10.2(a)
"Transferor Shares"                        --     Section 10.2(a)
"Warrants"                                 --     Recitals


                                       ARTICLE XII
                                      MISCELLANEOUS


                  12.1 NO INCONSISTENT AGREEMENTS. The Company represents and warrants that it does not currently have, and covenants that it will not hereafter enter into any Contract which is inconsistent with, or would otherwise restrict the performance by the Company of, its obligations hereunder.


                  12.2 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy that may be available to any of them at law or equity; provided, however, that each of the parties hereto agrees to provide the other parties hereto with written notice at least two Business Days prior to filing any motion or other pleading seeking a temporary restraining order, a temporary or permanent injunction, specific performance, or any other equitable remedy and to give the other parties hereto and their counsel a reasonable opportunity to attend and participate in any judicial or administrative hearing or other proceeding held to adjudicate or rule upon any such motion or pleading.


                  12.3 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Registrable Securities or Restricted Securities, unless such modification, amendment or waiver is approved in writing by the Company, the Required LIH Stockholders, the Required BancBoston Stockholders, the Required Liberty Mutual Stockholders and the Required

Mezzanine Stockholders. Each of the Participating Stockholders and the Company shall be bound by each modification, amendment or waiver authorized in accordance with this Section 12.3, regardless of whether the certificates evidencing the Registrable Securities or the Restricted Securities shall have been marked to indicate such modification, amendment or waiver. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  12.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Each of the Participating Stockholders hereby agrees that it shall not Transfer any Restricted Securities to any of its Permitted Transferees, unless such Permitted Transferee shall have executed a Joinder Agreement, substantially in the form of Exhibit A-1, and thereby become a party to this Agreement. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, except to the extent reserved to or by the Transferor in connection with any such Transfer; provided, however, that the benefits of this Agreement shall inure to and be enforceable by any Transferee of Registrable Securities only if such Transferee acquired such Registrable Securities in accordance with the terms of Article X and shall have executed a Joinder Agreement. Notwithstanding the immediately preceding sentence, (a) nothing contained herein shall be construed as granting any Participating Stockholder the right to Transfer any of its Restricted Securities except in accordance with this Agreement and (b) unless otherwise expressly contemplated by this Agreement, none of the provisions of Article X shall apply to any Transfer of Restricted Securities (or to the Transferee thereof) subsequent to a Transfer of those securities pursuant to Section 10.2.


                  12.5 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested or mailed by reputable overnight courier, fee prepaid, to the parties at the following addresses or facsimile numbers:

                  (a)        if to the Company, to:

                             Lund International Holdings, Inc.
                             911 Lund Boulevard
                             Anoka, Minnesota  55303
                             Facsimile No:  (612) 576-4297
                             Attn:  Chief Executive Officer
                             with copies (which shall not constitute notice) to the other holders of Registrable Securities or Restricted Securities and to:

                             Leonard, Street and Deinard
                             150 South Fifth Avenue
                             Suite 2300
                             Minneapolis, Minnesota  55402
                             Facsimile No:  (612) 335-1657
                             Attn:  Mark Weitz, Esq.; and

                  (b) if to any Participating Stockholder, to the address for notices set forth opposite its name in Schedule I.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 12.5, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 12.5, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section 12.5, be deemed given on the earlier of the third full Business Day following the day of mailing or upon receipt, and (iv) if delivered by overnight courier to the address provided in this Section 12.5, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 12.5). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.


                  12.6 HEADINGS, CERTAIN CONVENTIONS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit any terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits are to Articles and Sections of, and Exhibits to, this Agreement. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."


                  12.7 GENDER. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

                  12.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.


                  12.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.


                  12.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.


                  12.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


                  12.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           [Signature Page to Follow]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        LUND INTERNATIONAL HOLDINGS, INC.


                                        By:  /s/ Dennis Vollmershausen
                                             -----------------------------------
                                             Name:  Dennis Vollmershausen
                                             Title: President


                                        LIH HOLDINGS, LLC


                                        By:  /s/ Ira D. Kleinman
                                             -----------------------------------
                                             Name:  Ira D. Kleinman
                                             Title: Authorized Person


                                        LIH HOLDINGS II, LLC


                                        By:  /s/ Ira D. Kleinman
                                             -----------------------------------
                                             Name:  Ira D. Kleinman
                                             Title: Authorized Person


                                        LIH HOLDINGS III, LLC


                                        By:  /s/ Ira D. Kleinman
                                             -----------------------------------
                                             Name:  Ira D. Kleinman
                                             Title: Authorized Person


                                        LIBERTY MUTUAL INSURANCE COMPANY


                                        By:  /s/ A. Alexander Fontanes
                                             -----------------------------------
                                             Name:  A. Alexander Fontanes
                                             Title: Senior Vice President &
                                                    Chief Investment Officer



                      [Signature Page to Rights Agreement]

                                       BANCBOSTON CAPITAL INC.


                                       By: /s/  Timothy H. Robinson
                                          -----------------------------------
                                            Name:  Timothy H. Robinson
                                            Title: Vice President


                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY


                                       By: /s/  Michael L. Klofas
                                          -----------------------------------
                                            Name:  Michael L. Klofas
                                            Title: Managing Director


                                       MASSMUTUAL CORPORATE VALUE PARTNERS
                                       LIMITED

                                       By:  Massachusetts Mutual Life Insurance
                                            Company, as Investment Advisor


                                       By: /s/  Michael L. Klofas
                                          ------------------------------------
                                            Name:  Michael L. Klofas
                                            Title: Managing Director


                                       MASSMUTUAL CORPORATE INVESTORS


                                       By: /s/  Michael L. Klofas
                                          -----------------------------------
                                            Name:  Michael L. Klofas
                                            Title: Vice President

                                        The foregoing is executed on behalf
                                        of MassMutual Corporate Investors,
                                        organized under a Declaration of
                                        Trust, dated September 13, 1985, as
                                        amended from time to time. The
                                        obligations of such Trust are not
                                        personally binding upon, nor shall
                                        resort be had to the property of,
                                        any of the Trustees, shareholders,
                                        officers, employees or agents of
                                        such Trust, but the Trust's property
                                        only shall be bound.

                      [Signature Page to Rights Agreement]

                                            MASSMUTUAL PARTICIPATION INVESTORS


                                            By: /s/  Michael L. Klofas
                                               ---------------------------------
                                                 Name:  Michael L. Klofas
                                                 Title: Vice President

                                            The foregoing is executed on behalf
                                            of MassMutual Participation
                                            Investors, organized under a
                                            Declaration of Trust, dated April 7,
                                            1988, as amended from time to time.
                                            The obligations of such Trust are
                                            not personally binding upon, nor
                                            shall resort be had to the property
                                            of, any of the Trustees,
                                            shareholders, officers, employees or
                                            agents of such Trust, but the
                                            Trust's property only shall be
                                            bound.


                                            NATIONAL CITY VENTURE CORPORATION


                                            By: /s/  Christopher P. Dowd
                                               ---------------------------------
                                                 Name:  Christopher P. Dowd
                                                 Title: Vice President


                      [Signature Page to Rights Agreement]

                                                                     Exhibit A-1

                            Form of Joinder Agreement
                            For Permitted Transferees


LUND INTERNATIONAL HOLDINGS, INC.
911 Lund Boulevard
Anoka, Minnesota  55303

Attention:  Chief Executive Officer

Ladies & Gentlemen:

                  In consideration of the transfer to the undersigned of [DESCRIBE SECURITY BEING TRANSFERRED] of LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Company"), the undersigned represents that it is a Permitted Transferee of [INSERT NAME OF TRANSFEROR] and agrees that, as of the date written below, [HE][SHE][IT] shall become a party to, and a Permitted Transferee as defined in, that certain Rights Agreement dated as of December 22, 1998, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor, as though an original party thereto, and shall be deemed a [LIH STOCKHOLDER] [BANCBOSTON STOCKHOLDER] [LIBERTY MUTUAL STOCKHOLDER] [MEZZANINE STOCKHOLDER] [ADDITIONAL STOCKHOLDER] for all purposes thereof.

                  Executed as of the       day of         ,      .

                                        SIGNATORY: _____________________________

                                        Address:   _____________________________


                                        ACKNOWLEDGED AND ACCEPTED:

                               LUND INTERNATIONAL HOLDINGS,  INC.


                                                 By  ___________________________
                                                     Name:
                                                     Title:

                                                                     Exhibit A-2

                            Form of Joinder Agreement
                           For Additional Stockholders


LUND INTERNATIONAL HOLDINGS, INC.
911 Lund Boulevard
Anoka, Minnesota  55303

Attention:  Chief Executive Officer

Ladies & Gentlemen:

                  In consideration of the issuance to the undersigned of [DESCRIBE SECURITY BEING ISSUED] of LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Company"), the undersigned agrees that, as of the date written below, [HE][SHE][IT] shall become a party to and an Additional Stockholder under that certain Rights Agreement dated as of December 22, 1998, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and shall be fully bound by, and subject to, the covenants, terms and conditions of the Agreement as provided under Section 12.4 of the Agreement as though an original party thereto.

                  Executed as of the       day of         ,      .

                                        SIGNATORY: _____________________________

                                        Address:   _____________________________


                                        ACKNOWLEDGED AND ACCEPTED:

                               LUND INTERNATIONAL HOLDINGS,  INC.


                                                 By  ___________________________
                                                     Name:
                                                     Title:

                                   Schedule I

                               Names and Addresses


LIH Holdings III, LLC
c/o Harvest Partners, Inc.
280 Park Avenue
33rd Floor
New York, NY  10017
Attn:  Ira D. Kleinman
Facsimile No.:  (212) 812-0100

Liberty Mutual Insurance Company
175 Berkeley Street
Boston, MA 02117
Attn:  Jeffrey Moy
Facsimile No.:  (617) 574-6971

BancBoston Capital Inc.
17 Federal Street
Mail Stop 75-10-01
Boston, MA  02110
Attn:  Timothy Robinson
Facsimile No.:  (617) 434-1153

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA  01111
Attn:  Michael L. Klofas
Facsimile No.:  (413) 846-5035

MassMutual Corporate Value Partners Limited
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA  01111
Attn:  Michael L. Klofas
Facsimile No.:  (413) 846-5035

MassMutual Corporate Investors
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA  01111
Attn:  Michael L. Klofas
Facsimile No.:  (413) 846-5035

                                Schedule I cont'd

                               Names and Addresses

MassMutual Participation Investors
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA  01111
Attn:  Michael L. Klofas
Facsimile No.:  (413) 846-5035

National City Venture Corporation
1965 East Sixth Street, Suite 1010
Cleveland, OH  44114
Attn:  Christopher P. Dowd
Facsimile No.:  (216) 575-9965